UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 27, 2009, I-many, Inc. (the “Company”) received notice from the Nasdaq Office of General Counsel that the Nasdaq Hearings Panel has determined to delist the securities of the Company from The Nasdaq Capital Market. Accordingly, trading in the Company’s securities will be suspended effective at the open of trading on Friday, May 29, 2009. The suspension constitutes an event of default under the Company’s Senior Convertible Promissory Notes dated December 31, 2007 (the “Notes”) and thereby entitles the holders of the Notes (the “Holders”) to declare the amounts payable under the Notes due and payable immediately, and to require the Company to redeem some or all of the Notes. In April 2009, pursuant to an Agreement Regarding Senior Convertible Notes of I-many, Inc. (the “Forbearance Agreements”), the Holders agreed to forbear from making such a declaration or requiring such redemption until the occurrence of a sale of the Company pursuant to the previously announced Agreement and Plan of Merger dated as of April 29, 2009 by and among Sapphire Stripe Holdings, Inc., Sapphire Stripe Acquisition Company and the Company or another definitive acquisition agreement, or the termination of any such definitive agreement without there being in conjunction with such termination the signing of another definitive agreement that also provides for a change of control in which the holders will be paid in full. The forms of Forbearance Agreement are an exhibit to the Company’s Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on April 30, 2009.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 27, 2009, the Company received notice from the Nasdaq Office of General Counsel that the Nasdaq Hearings Panel has determined to delist the securities of the Company from The Nasdaq Capital Market. Accordingly, trading in the Company’s securities will be suspended effective at the open of trading on Friday, May 29, 2009. The Panel’s decision was based on the Company’s inability to evidence compliance with the continued listing standard of The Nasdaq Capital Market requiring a minimum shareholders’ equity of $2.5 million. The Company will not appeal the Panel’s decision.

I-many has been advised by Pink OTC Markets Inc. that I-many’s stock is immediately eligible for quotation on the Pink Sheets® electronic over-the-counter securities market effective at the opening of business on May 29, 2009, and will continue to trade under the symbol IMNY.

In the future, I-many’s common stock may be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), provided that a market maker in the company’s common stock files the appropriate application with FINRA and FINRA approves the application.

The Company issued a press release today announcing the Nasdaq determination, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	I-many, Inc. Press Release dated May 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-many, Inc.

Date: May 28, 2009	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	I-many, Inc. Press Release dated May 28, 2009